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                                                                EXHIBIT 4(a)(5)

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                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.


                                       TO


                  THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS,
                                                            as Trustee


                           ---------------------------



                          Fourth Supplemental Indenture

                          DATED AS OF NOVEMBER 1, 1954


                           ---------------------------



                 Issue of First Mortgage Bonds, Series F, 3 1/4%
                              Due November 1, 1984


                           ---------------------------



                      Supplemental to Indenture of Mortgage
                            Dated as of July 1, 1950




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                 Sorg Printing Company of Texas, Houston, Texas




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         FOURTH SUPPLEMENTAL INDENTURE, dated as of November 1, 1954, between
CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a corporation duly organized and existing under and by virtue of the laws of the State of Louisiana (hereinafter sometimes called the "Company"), party of the first part, and THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, as Trustee under the Indenture of Mortgage hereinafter mentioned (hereinafter sometimes called the "Trustee"), party of the second part.

         WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage (hereinafter called "Original Indenture"), dated as of July 1, 1950, to the Trustee, to secure the Company's First Mortgage Bonds, limited to $100,000,000 aggregate principal amount at any one time outstanding and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture, and by said Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof except as therein otherwise provided; and

         WHEREAS, the Original Indenture provides for the issuance of bonds thereunder in one or more series, the form of each series of bonds and of the coupons to be attached to the coupon bonds to be substantially in the forms set forth therein with such omissions, variations, and insertions as are authorized or permitted by the Original Indenture and determined and specified by the Board of Directors of the Company; and

         WHEREAS, the Company has heretofore issued under the Original Indenture $5,500,000 principal amount of its First Mortgage Bonds, Series A, 3%, of which $5,280,000 principal amount remains outstanding as of the date hereof ; and

         WHEREAS, the Company heretofore executed and delivered its First Supplemental Indenture (hereinafter called the "First Supplemental Indenture") dated as of October 1, 1951, to the Trustee to supplement



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                                        2

the Original Indenture and to modify and amend certain of its provisions; and

         WHEREAS, the Company has heretofore issued under the Original Indenture, as supplemented and amended by the First Supplemental Indenture, $4,844,000 principal amount of its First Mortgage Bonds, Series B, 3 3/4%, and $960,000 principal amount of its First Mortgage Bonds, Series C, 3 3/4%, of which bonds of Series B $4,699,000 principal amount, and of which bonds of Series C $932,000 principal amount, remain outstanding as of the date hereof; and

         WHEREAS, the Company heretofore executed and delivered its Second Supplemental Indenture (hereinafter called the "Second Supplemental Indenture") dated as of June 1, 1952, to the Trustee to supplement the Original Indenture and to modify and amend certain of its provisions; and

         WHEREAS, the Company has heretofore issued under the Original Indenture, as supplemented and amended by the First Supplemental Indenture and the Second Supplemental Indenture, $4,000,000 principal amount of its First Mortgage Bonds, Series D, 3 3/4%, of which $3,920,000 principal amount remains outstanding as of the date hereof; and

         WHEREAS , the Company heretofore executed and delivered its Third Supplemental Indenture (hereinafter called the "Third Supplemental Indenture") dated as of January 1, 1954, to the Trustee to supplement the Original Indenture and to modify and amend certain of its provisions; and

         WHEREAS, the Company has heretofore issued under the Original Indenture, as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, $3,000,000 principal amount of its First Mortgage Bonds, Series E, 4 1/4%, all of which remain outstanding as of the date of this Fourth Supplemental Indenture (hereinafter called "Fourth Supplemental Indenture"), the Original Indenture as amended or supplemented by all indentures supplemental thereto, including the First Supplemental Indenture, the Second Supplemental Indenture, the


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                                        3

Third Supplemental Indenture, and this Fourth Supplemental Indenture, being hereinafter referred to as the "Indenture"; and

         WHEREAS, the Company by appropriate resolutions adopted by its Board of Directors pursuant to the terms of the Indenture, has duly determined (a) to create a sixth series of bonds under the Indenture, to be designated as "First Mortgage Bonds, Series F, 3 1/4%" (herein sometimes called "bonds of Series F"),
(b) that such bonds shall be coupon bonds registerable as to principal and registered bonds without coupons, (c) that such coupon bonds shall be exchangeable for registered bonds without coupons, and (d) that the coupon bonds of Series F, the coupons appertaining thereto and the registered bonds without coupons of said series, are to be substantially in the following forms, respectively:

                        [FORM OF COUPON BOND OF SERIES F]

                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                      First Mortgage Bond, Series F, 3 1/4%

                              Due November 1, 1984
No.                                                                      $1000

         CENTRAL LOUISIANA ELECTRIC COMPANY, Inc., a corporation organized and existing under the laws of the State of Louisiana (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to bearer, or, if this bond be registered as to principal, to the registered holder hereof, on November l 1984, at the office or agency of the Company in the City of New Orleans, Louisiana, One Thousand Dollars ($1000) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest thereon semi-annually on May 1 and November 1 of each year at the rate of three and one-quarter per centum (3 1/4%) per annum at such office or agency in like coin or currency, from November 1, 1954, until this bond shall mature, according to its terms or on prior redemption or by declaration or otherwise, and at the rate of six per centum (6%) per annum on any overdue principal and premium (if any) and (to the extent permitted by law) on any overdue installment of interest, but, until the maturity hereof, only upon presentation and surrender of the
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coupons for such interest installments as are evidenced thereby, hereto appertaining, as they shall Severally mature

         This bond is one of an authorized issue of bonds of the Company known as its First Mortgage Bonds, limited to One Hundred Million Dollars ($100,000,000) at any one time outstanding, issued and to be issued, in one or more series, and equally and ratably secured (except insofar as a sinking fund or other similar fund established in accordance With the provisions of the Indenture may afford additional security for the bonds of any specific series) by an indenture (hereinafter called the "Original Indenture") dated as of July 1, 1950, executed by the Company to THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS as Trustee (hereinafter called the "Trustee"), as supplemented and amended by a First Supplemental Indenture dated as of October 1, 1951, a Second Supplemental Indenture dated as of June 1, 1952, a Third Supplemental Indenture dated as of January 1, 1954, and a Fourth Supplemental Indenture dated as of November 1, 1954, executed by the Company to the Trustee, to Which Original Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture and all other indentures supplemental thereto (said Original Indenture as so supplemented and amended being - herein called the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Company in respect of such security, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, secured. As provided in the Indenture, the bonds may be issued in series for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This bond is one of the bonds described in the Indenture and designated therein as "First Mortgage Bonds, Series F, 3 1/4%" (hereinafter referred to as the "bonds of Series F").

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 75% in aggregate principal amount of all the bonds at the time outstanding, determined and evidenced as in the Indenture provided, or in case the rights under the Indenture of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected,



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                                        5

then with the consent of the holders of not less than 75% in aggregate principal amount of the bonds at the time outstanding of the one or more series affected, determined and evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or modify the terms of payment of principal at maturity or by redemption, or otherwise modify the terms of payment of any bond, without the consent of the holder of each bond so affected, or (ii) reduce the percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holders of all bonds then outstanding, or (iv) deprive the holder of any outstanding bond of the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holder of each bond so affected. Any such consent by the holder of this bond (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such consent is made upon this bond. No reference herein to the Indenture and no provision of this bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and interest and premium, if any, on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

         The coupon bonds of Series F are issuable in the denomination of $1,000. The registered bonds without coupons of Series F are issuable in denominations of $1,000 and any multiple of $1,000. At the office or agency to be maintained by the Company in said City of New Orleans and in the manner, subject to the limitations, and upon payment of the charges provided in the Indenture, coupon bonds of such series, with all unmatured coupons and any matured coupons in default thereto appertaining, may be exchanged for a like aggre-



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                                        6

gate principal amount of registered bonds without coupons of such series, and registered bonds without coupons of such series may be exchanged for a like aggregate principal amount of coupon bonds of such series bearing all unmatured coupons and any matured coupons in default or for a like aggregate principal amount of registered bonds without coupons of such series of other authorized denominations.

         The bonds of Series F are entitled to the benefit of the Sinking Fund provided for in Article H of the Fourth Supplemental Indenture.

         The bonds of Series F may be redeemed, either at the option of the Company or pursuant to certain requirements of the Indenture, on any date prior to maturity, as a whole or from time to time in part, upon publication at least once in each of four successive calendar weeks, upon any business day of each such calendar week, of notice of such redemption in a newspaper printed in the English language and customarily published on each business day and of general circulation in the. Borough of Manhattan, The City of New York, New York, and like publication in a similar newspaper of said City of New Orleans, the first publication in each case to be not less than thirty (30) days and not more than sixty (60) days before such redemption date (provided, however, that if all the bonds of Series F at the time outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such publication need not be made, but, in lieu thereof, such notice may be given by mailing the same to each registered holder of a bond so to be redeemed directed to his registered address not less than thirty (30) days and not more than sixty (60) days before the redemption date); all as provided in the Indenture.

         If redeemed by the application of moneys in the Sinking Fund for bonds of Series F, provided for in Article II of the Fourth Supplemental Indenture, or moneys in the depreciation fund provided for in Section 5.07 of the Indenture or by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereof by any municipal corporation or other governmental subdivision or governmental body or public authority, the bonds of Series F are redeemable in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the principal amount thereof together with accrued interest to the date fixed for redemption, without premium, and if redeemed otherwise than by the application of such





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                                        7

moneys, the bonds of Series F are redeemable in like coin or currency, at the redemption price at the time applicable, as set forth in the following schedule, together with, in each case, interest accrued to the date fixed for redemption:


If Redeemed During Twelve                                 Redemption Price
 Months' Period Ending                                     (Percentage of
     October 31,                                          Principal Amount)
--------------------------                                -----------------
         1955 ..........................................     103.00
         1956 ..........................................     102.90
         1957 ..........................................     102.80
         1958 ..........................................     102.70
         1939 ..........................................     102.60
         1960 ..........................................     102.50
         1961 ..........................................     102.40
         1962...........................................     102.30
         1963...........................................     102.20
         1964...........................................     102.10
         1965 ..........................................     102.00
         1966 ..........................................     101.90
         1967 ..........................................     101.80
         1968 ..........................................     101.70
         1969 ..........................................     101.60
         1970 ..........................................     101.50
         1971 ..........................................     101.40
         1972 ..........................................     101.30
         1973 ..........................................     101.20
         1974 ..........................................     101.10
         1975 ..........................................     101.00
         1976 ..........................................     100.90
         1977 ..........................................     100.80
         1978 ..........................................     100.70
         1979 ..........................................     100.60
         1980 ..........................................     100.50
         1981 ..........................................     100.40
         1982 ..........................................     100.30
         1983 ..........................................     100.20
         1984 ..........................................     100.00

         If this bond is called for redemption and payment hereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon from and after the date fixed for redemption.

         The Indenture provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the prin-cipal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable at maturity or upon redemption or otherwise, and shall comply with the other provisions of the Indenture in respect thereof, then from the date of such deposit such bonds shall no longer be entitled to any lien or benefit under the Indenture..

         The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Indenture, upon the occurrence of a completed default as in the Indenture provided; subject, however, to the right, under certain circumstances, of the holders of a majority in principal amount of the bonds outstanding to annual such declaration.

         This bond is negotiable and shall pass by delivery unless registered as to principal at the office or agency of the Company in said City of New Orleans, and such registration noted hereon, after which no valid transfer hereof can be made, except at such office or agency, until after registered transfer to bearer, but after such registered transfer to bearer this bond shall be again transferable by delivery. Such registration, however, shall not affect the negotiability of the coupons, which shall always remain payable to bearer, be treated as negotiable and pass by delivery. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the bearer of this bond if it is not registered as to principal, or, if this bond is registered as herein authorized, the person in whose name this bond is registered, as the absolute owner hereof, and the bearer of any coupon hereunto appertaining, as the absolute owner thereof, whether or not this bond or such coupon shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or con-stitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

         Neither this bond nor the coupons hereto attached shall become valid or obligatory for any purpose until THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, the Trustee under the Indenture, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

         In Witness Whereof, CENTRAL LOUISIANA ELECTRIC COMPANY, INC. has caused this bond to be signed in its name by its President or one of its Vice-Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries, and interest coupons bearing the facsimile signature of its Treasurer to be attached hereto, and this bond to be dated November 1,1954.

                                  CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                                       By
                                                            President.
Attest:

                         Secretary.

                     (Form of Coupon for Bonds of Series F)
                                                                         $16.25

         On the first day of 19 , unless the bond hereinafter mentioned shall have been called for previous redemption and payment of the redemption price thereof shall have been duly provided for, CENTRAL LOUISIANA ELECTRIC COMPANY, INC.. will pay to bearer, upon surrender of this coupon, at its office or agency in the City of New Orleans, Louisiana, sixteen dollars and twenty-five cents in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, being six months' interest then due on its First Mortgage Bond, Series F, 3 1/4%, No.


                                                                  Treasurer.



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                                       10

                      FORM OF REGISTERED BOND OF SERIES F]

                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                      First Mortgage Bond, Series F, 3 1/4%

                              Due November 1, 1984

No.                                                                 $


         CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a corporation organized and existing under the laws of the State of Louisiana (herein after called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay
to              , or registered assigns, on November 1, 1984, at the office or
agency of the Company in the City of New Orleans, Louisiana,           Dollars
($         )in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest thereon semi-annually on May I and November 1 of each year, at the rate of three and one-quarter per centum (3 1/4%) per annum, at such office or agency, in like coin or currency, from the interest payment date next preceding the date of this bond, or if this bond be dated prior to May 1, 1955, then from November 1, 1954, until this bond shall mature, according to its terms or on prior redemption or by declaration or otherwise and at the rate of six per centum (6%) per annum on any overdue principal and premium (if any) and (to the extent permitted by law) on any overdue installment of interest.

         This bond is one of an authorized issue of bonds of the Company known as its First Mortgage Bonds, limited to One Hundred Million Dollars ($100,000,000) at any one time outstanding, issued and to be issued, in one or more series, and equally and ratably secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an indenture (hereinafter called the "Original Indenture") dated as of July 1, 1950, executed by the Company to THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, as Trustee (hereinafter called the "Trustee"), as supplemented and amended by a First Supplemental Indenture dated as of October 1, 1951, a Second Supplemental Indenture dated as of June 1, 1952, a Third Supplemental Indenture dated as of January 1, 1954, and a Fourth Supplemental Indenture dated as of November 1, 1954, exe-cuted by the Company to the Trustee, to which Original Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture and all other indentures supplemental thereto (said Original Indenture as so supplemented and amended being herein called the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Company in respect of such security, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, secured. As provided in the Indenture, the bonds may be issued in series for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This bond is one of the bonds described in the Indenture and designated therein as "First Mortgage Bonds, Series F, 3 1/4%" (hereinafter referred to as the "bonds of Series F11).

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 75% in aggregate principal amount of all the bonds at the time outstanding, determined and evidenced as in the Indenture provided, or in case the rights under the Indenture of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than 75% in aggregate principal amount of the bonds at the time outstanding of the one or more series affected, determined and evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or modify the terms of payment of principal at maturity or by redemption, or otherwise modify the terms of payment of any bond, without the consent of the holder of each bond so affected, or (ii) reduce the percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holders of all bonds then outstanding, or (iv) deprive the holder of any outstanding bond of the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holder of each bond so affected. Any such consent by the holder of this bond (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such consent is made upon this bond. No reference herein to the Indenture and no provision of this bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and interest and premium, if any, on this bond at the time and place and at the rate and in the coin and currency herein prescribed.

         The coupon bonds of Series F are issuable in the denomination of $1,000. The registered bonds without coupons of Series F are issuable in denominations of $1,000 and any multiple of $1,000. At the office or agency to be maintained by the Company in said City of New Orleans and in the manner, subject to the limitations, and upon payment of the charges provided in the Indenture, coupon bonds of such series, with all unmatured coupons and any matured coupons in default thereto appertaining, may be exchanged for a like aggregate principal amount of registered bonds without coupons of such series, and registered bonds without coupons of such series may be exchanged for a like aggregate principal amount of coupon bonds of such series bearing all unmatured coupons and any matured coupons in default or for a like aggregate principal amount of registered bonds without coupons of such series of other authorized denominations.

         The bonds of Series F are entitled to the benefit of the Sinking Fund provided for in Article II of the Fourth Supplemental Indenture.

         The bonds of Series F may be redeemed, either at the option of the Company or pursuant to certain requirements of the Indenture, on any date prior to maturity, as a whole or from time to time in part, upon publication at least once in each of four successive calendar weeks, upon any business day of each such calendar week, of notice of such redemption in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, New York, and like publication in a similar newspaper of said

City of New Orleans, the first publication in each case to be not less than thirty (30) days and not more than sixty (60) days before such redemption date (provided, however, that if all the bonds of Series F at the time outstanding shall be registered, bonds without coupons or coupon bonds registered as to principal, such publication need not be made, but, in lieu thereof, such notice may be given by mailing the same to each registered holder of a bond so to be redeemed directed to his registered address not less than thirty (30) days and not more than sixty (60) days before the redemption date); all as provided in the Indenture.

         If redeemed by the application of moneys in the Sinking Fund for bonds of Series F, provided for in Article II of the Fourth Supplemental Indenture, or moneys in the depreciation fund provided for in Section 5.07 of the Indenture or by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereof by any municipal corporation or other governmental subdivision or governmental body or public authority, the bonds of Series F are redeemable in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the principal amount thereof together with accrued interest to the date fixed for redemption, without premium, and if redeemed otherwise than by the application of such moneys, the bonds of Series F are redeemable in like coin or currency, at the redemption price at the time applicable, as set forth in the following schedule, together with, in each case, interest accrued to the date fixed for redemption:

              (There will be inserted here in all registered bonds without coupons of Series F, the same table of redemption prices and corresponding dates as are specified for such redemption in the form of coupon bond of Series F hereinabove set forth.)

If this bond is called for redemption and payment hereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon from and after the date fixed for redemption.

         The Indenture provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable at maturity or upon redemption or otherwise, and shall comply with the other provisions of the Indenture in respect thereof, then from the date of such deposit such bonds shall no longer be entitled to any lien or benefit under the Indenture.

         The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Indenture, upon the occurrence of a completed default as in the Indenture provided; subject, however, to the right, under certain circumstances, of the holders of a majority in principal amount of the bonds outstanding to annul such declaration.

         This bond is transferable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the office or agency of the Company in said City of New Orleans, upon surrender and cancellation of this bond. and upon payment, if the Company shall require it, of the transfer charges prescribed in the Indenture, and thereupon, a new registered bond or bonds without coupons of authorized denominations of the same series and for the same aggregate principal amount will be issued to the transferee in exchange herefor as provided in the Indenture. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

         This bond shall not become valid or obligatory for any purpose until THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, the Trustee under the Indenture, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

         In Witness Whereof, CENTRAL LOUISIANA ELECTRIC COMPANY, INC. has caused this bond to be signed in its name by its President or one of its Vice-Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries, and this bond to be dated

                                       CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                                           By

                                                               President.
Attest:
         ,
                    Secretary.
;and

         WHEREAS, all acts and things prescribed by law and by the charter and by-laws of the Company necessary to make the bonds of Series F, when executed by the Company and authenticated by the Trustee, as in the Original Indenture provided, valid, binding and legal obligations of the Company, entitled in all respects to the security of the said Original Indenture and indentures supplemental thereto, have been performed; and

         WHEREAS, provision is made in Sections 5.10 and 17.01 of the Original Indenture for such further instruments and indentures supplemental to the Original Indenture, as may be necessary or proper to carry out more effectually the purposes of the Original Indenture, and to subject to the lien of the Indenture any property acquired after the date of the Original Indenture and intended to be covered thereby, with the same force and effect as though included in the granting clause thereof, and to add such further covenants, restrictions or conditions for the protection of the mortgaged and pledged property and the holders of the bonds as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the holders of the bonds, and to set forth the terms and provisions of any series of bonds to be issued under the Indenture and the form of the bonds and coupons of such series; and the Company since the date of the Original Indenture has acquired additional property not heretofore specifically subjected to the lien of the Original Indenture; and it is desired to add certain further covenants, restrictions and conditions for the protection of the mortgaged and pledged property and the holders of the bonds, as provided in this Fourth Supplemental Indenture, which the Board of Directors of the Company and the Trustee consider to be for the protection of the holders of the bonds; and the Company desires to issue bonds of Series F; and the Company desires, pursuant to sub-section (e) of
Section 17.01, to modify the provisions of Section 2.02 of the Indenture to provide for facsimile signatures of the President or a Vice President on bonds to be issued thereunder; and the Company therefore deems it advisable to enter into this Fourth Supplemental Indenture in the form and terms hereof; and

         WHEREAS, the execution and delivery of this Fourth Supplemental Indenture has been duly authorized by the Board of Directors of the Company at a meeting duly called and held according to law, and all conditions and requirements necessary to make this Fourth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, in the form and terms hereof, have been in all respects duly authorized;

         Now, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH: That Central Louisiana Electric Company, Inc., by way of further assurance and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to further secure the payment of the principal of, the premium, if any, and the interest on all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions herein and therein contained, and of said bonds, has executed and delivered this Fourth Supplemental Indenture, and has granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed, and by these presents does grant, bargain, sell, alien, remise, release. convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm, unto The National Bank of Commerce in New Orleans, as Trustee, and to its successors in the trust, and to its and their assigns forever, all the following described properties of the Company, that is to say:

         All properties, real, personal and mixed, tangible and intangible, owned by the Company on the date of the execution hereof or which may be hereafter acquired by it (except such property now owned or hereafter acquired as is expressly excepted from the lien of the Indenture by the terms of the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture or this Fourth Supplemental Indenture). The property covered by the lien of the Indenture shall include particularly, among other property without prejudice to the general and particular descriptions of property contained in the Original Indenture, in the First Supplemental Indenture, in the Second Supplemental Indenture, in the Third Supplemental Indenture, and in this Fourth Supplemental Indenture, or to the generality of the language now or hereafter contained in the Indenture, the following described property:

                                       I.

         A. The following described real estate, together with all improvements thereon, situated in the State of Louisiana:

         Parcel 1. A parcel of land situated in the Southeast corner of the West half of the Southeast quarter of the Southwest quarter of Section Thirty-Six
(36), Township Two (2) South, Range Nine (9) West, Parish of Beauregard, State of Louisiana, further described as follows:

         Beginning at a 3/4", iron pipe on the Southeast corner of said W1/2 of SE1/4 of SW1/4 of Section 36, Township 2 South, Range 9 West, and running parallel to a road on a bearing North 89 degrees 30 minutes West for a distance of 250 feet to a stake in fence line; thence North 1 degree 15 minutes West for a distance of 250 feet to a stake; thence South 89 degrees 30 minutes East for a distance of 250 feet to a stake in fence line, being the dividing line between this tract and a tract owned by Covington Cooley; thence South 1 degree 15 minutes East for a distance of 250 feet to the point of beginning. Containing 1.43 acres, more or less.

         Being property acquired by Central Louisiana Electric Company, Inc., from Lewis H. Ford and Mable L. Ford by deed dated January 26, 1954, before Allen R. LeCompte, Notary Public, for the Parish of Beauregard, recorded in Conveyance Book 124, Entry No. 178, records of Beauregard Parish, Louisiana.

         Parcel 2. A certain tract or parcel of vacant land, containing one (1) acre, situated in the S1/2, of NW1/4 of NE1/4 of Section 46, T3S, R1E, La. Mer., in Evangelize Parish, State of Louisiana, and being more particularly described as beginning at a stake in the S W, corner of the NW1/4 of NE1/4, Section 46, T3S, R1E, and running south for a distance of 229.5 feet to a stake, thence N 87 degrees 00 minutes East for a distance of 863.3 feet to a point of beginning; thence N 3 degrees West for a distance of 208.7 feet, thence N 87 degrees 00 minutes East for a distance of 208.7 feet, thence S 3 degrees East for a distance of 208.7 feet, thence S 87 degrees West for a distance of 208.7 feet to point of beginning; together with all rights of ingress and egress, and more particularly a right-of-way leading from the property herein conveyed to the main highway. Containing 1 acre, more or less; all as shown by plat of survey attached to and made part of deed from Earl Thibodeaux to Central Louisiana Electric Company, Inc., dated March 3, 1954.

         Being property acquired by Central Louisiana Electric Company, Inc., from Earl Thibodeaux by deed dated March 3, 1954, before Roland B. Reed, Notary Public for the Parish of Evangelize, recorded in Conveyance Book E-127, page 440, Entry No. 152019, records of Evangelize Parish, Louisiana.

         There is located on Parcel 2 above described an electric switching station.

         Parcel 3. A certain piece or parcel of real estate, together with all buildings and improvements thereon, and all rights, ways and privileges thereunto belonging, located in Section 16, Township 3, South Range 3 West, Allen Parish, State of Louisiana, and being more particularly described as follows, to-wit:

         Begin on the bank of the drainage canal south of the property herein conveyed and from the point of beginning run along the right-of-way of the gravel road north 26(degree)-30' east, a distance of 24, to establish the southwest corner or point of beginning of the property herein bought and sold. From this point so established, proceed east a distance of 262 feet, thence north a distance of 250 feet, thence west a distance of 150 feet to a point on the right-of-way of Old Highway 24; from this point proceed south along the right-of-way of the highway 26(degree)-30' AV, est, a distance of 279 feet to the point of beginning, the said property sold containing 1.2 acres, more or less; all as shown by plat of survey attached to and made part of deed from Industrial Lumber Company, Inc. to Central Louisiana Electric Co., Inc., dated March 2, 1954.

         Being property acquired by Central Louisiana Electric Company, Inc. from Industrial Lumber Company, Inc., by deed dated March 2, 1954, before Gladys Tarver, Notary Public for the Parish of Rapides, recorded in Conveyance Book 96, Page 18, records of Allen Parish, Louisiana.

         There is located on Parcel 3 above described an electric substation.

         Parcel 4. A certain tract or parcel of land, unimproved, together with all rights, ways, privileges and servitudes thereunto belonging, situated in the sixth Ward of the Parish of Iberia, State of Louisiana, in Section 21, Township 12 South, Range 7 East, containing five (5) acres in superficial area, bounded on the North by the center line of Little Bayou, on the South by remainder of property of vendor, Sidney St. Marie, on the East by property of Ed. LaSalle, and on the West by Big Jim Lane (sometimes referred to as Andre Road), and being more particularly described as follows:

         Beginning at a point where the east side of Big Jim Lane (Andre Road) intersects the center of Little Bayou; thence running south 61(degree)39' east a distance of 280 feet along the center line of Little Bayou; thence south 27(degree)35' west a distance of 717.4 feet along the center line of an existing ditch (which line is the boundary line between the properties of Sidney St. Marie and Ed LaSalle); thence in a northwesterly direction a distance of 324.6 feet to the east side of Big Jim Lane (Andre Road); thence north 31(degree)23' east a distance of 717.4 feet to the point of beginning.

         Being property acquired by Central Louisiana Electric Company, Inc., from Sidney St. Marie by deed dated March 27, 1954, before Jacob

S. Landry, Notary Public for the Parish of Iberia, recorded in Conveyance Book 237, Entry No. 90804, records of Iberia Parish, Louisiana.

        There is located on Parcel 4 above described an electric service center.

         Parcel 5. That certain tract or parcel of ground, together with any improvements thereon, situated in Duson's Third Addition to the City of Crowley, Acadia Parish, Louisiana, and known and described as the Eastern Fifty (E. 50') Feet of Lot Eight (8) of Block Twenty(20) of the said addition, as per plat thereof on file and of record in the Office of the Clerk of Court of Acadia Parish, Louisiana; said parcel having a front of Forty (401) Feet on Jacobs Avenue of said City and extending back from said avenue, between parallel lines, a distance of Fifty (50') Feet.

         Being property acquired by Central Louisiana Electric Company, Inc., from Mary Yokum. Morris and Willis Morris by deed dated May 21, 1954, before Jos. S. Gueno, Jr., Notary Public for the Parish of Acadia, recorded in Conveyance Book L-13, page 408, Entry No. 266,013, records of Acadia Parish, Louisiana.

         There is located on Parcel 5 above described an electric substation.

         Parcel 6. A certain plot of ground, containing approximately one (1) acre, lying and being situated in Section 43, Township 10 South, Range 5 East, in the Seventh Ward of Lafayette Parish, Louisiana, and bounded as follows:
Commencing at the South corner of the property of Leonce Guillot in Section 43, Township 10 South, Range 5 East, at the intersection of the Southern Pacific Railroad spur track leading to Long Plantation and a Public graveled road, run thence North 43(degree)20' West along said public road a distance of 203.3 feet; run thence North 46(degree)40' East a distance of 206.7 feet; run thence South 43(degree)20' East a distance of 208.0 feet to the Southern Pacific Railroad spur track right-of-way; run thence in a southwesterly direction along the Southern Pacific Railroad spur track right-of-way to the point of beginning; the above one (1) acre plot being bounded on the Northeast and Northwest by property of Leonce Guillot, on the Southeast by the Southern Pacific Railroad spur track leading to Long Plantation, and on the Southwest by a public graveled road; all as shown by plat attached to and made part of deed from Leonce Guillot to Central Louisiana Electric Co., Inc., dated July 8, 1954.

         Being property acquired by Central Louisiana Electric Company, Inc., from Leonce Guillot by deed dated July 8, 1954, before Warren Gankendorff, Notary Public for Lafayette Parish, recorded in Conveyance Book Z-21, page 9, Entry No. 305,759, records of Lafayette Parish, Louisiana.

         There is located on Parcel 6 above described an electric substation.

         Parcel 7. That certain tract of land in the Town of Patterson, St. Mary Parish, State of Louisiana, located at or near the southern end of First Street of said town, having a front of seventy-seven (77) feet, more or less, on an unnamed street which crosses the end of First Street, and a depth between parallel lines of fifty (50) feet, being bounded on the north by the unnamed street, south by property of vendor, east by vendee's substation, and west by property of Peter Lipari.

         Being property acquired by Central Louisiana Electric Company, Inc., from Volcar J. Roundtree by deed dated June 23, 1954, before Wm.. Robt. Marin, Notary Public for the Parish of St. Mary, recorded in Conveyance Book S-U, Entry No. 90,493, records of St. Mary Parish, Louisiana.

         There is located on Parcel 7 above described an electric substation.

         Parcel 8. A certain tract of land, together with all buildings and improvements thereon, situated in Pineville, Rapides Parish, State of Louisiana, and being lots one, two, three, four, five and six of the Mary Hunter David Subdivision No. 2, having a combined frontage of 305.8 feet on Greer Street, in accordance with the official plat of said Subdivision made by Pan-American Engineers, dated August 12, 1952, recorded at Plat Book 8, Page 138, records of Rapides Parish, Louisiana. Reference to the aforesaid official plat of said subdivision being made for greater certainty of description.

         Being property acquired by Central Louisiana Electric Company, Inc., from Mrs. Mary Hunter David by deed dated September 17, 1954, before John H. McSween, Notary Public for Parish of Rapides, re-corded in Conveyance Book 468, Page No. 612, records of Rapides Parish, Louisiana.

         Parcel 9. A certain tract of land on the southerly side of Greer Street in the Town of Pineville, Parish of Rapides, State of Louisiana, fronting 182 feet, more or less, on said Greer Street, and running back between parallel lines to the toe of the new Pineville levee, bounded on the side nearest Sanders Street by property owned by Mrs. Guy L. Hilborn, and on the other side by property owned by Greer, and being part of Lots Four (4) and Five (5) of the division of the McGimsey Estate, as shown by plat attached to original No. 110644 in the Office of the Clerk and Recorder in and for Rapides Parish, Louisiana; all as is particularly shown by plat of survey by Irion Lafargue, Registered Surveyor, attached to and made part of deed from Mrs. Mattie Burns Schaedel to Central Louisiana Electric Co., Inc., dated September 17, 1954.

         Being property acquired by Central Louisiana Electric Company, Inc., from Mrs. Mattie Burns Schaedel by deed dated September 17, 1954, before John H. McSween, Notary Public for Parish of Rapides, recorded in Conveyance Book 468, Page 609, records of Rapides Parish, Louisiana.

         Parcel 10. Two certain parcels or lots of ground, together with all buildings and improvements thereon, rights, ways, privileges and appurtenances thereto belonging, situated in the City of Pineville, Parish of Rapides, State of Louisiana, and particularly described as follows:

              1. Lot Seven (7) of Mary Hunter David Subdivision No. 2, as per plat of survey of said Subdivision by T. C. David, C. E., dated August 12, 1952, recorded in Plat Book 8, page 138, records of Rapides Parish, Louisiana, to which plat reference is made for greater certainty of description, said Lot 7 having a frontage of 12.5 feet on Greer Street and extending back therefrom between parallel lines to the toe of the new Pineville levee; being that property acquired by Mrs. Hattie Burns Greer from Mrs. Mary Hunter David by deed dated August 21, 1952, recorded in Conveyance Book 437, page 476, records of Rapides Parish, Louisiana.

              2. Begin at the point on the Southwestern line of Greer Street where the Western line of Lot Seven (7) of the Mary 7 Hunter David Subdivision intersects said Southwestern line of Greer Street and run thence North 52 degrees 34 minutes West along Greer Street and toward Sanders Street the distance of 88 feet, thus establishing the frontage of said property on Greer Street, and from the frontage so established run back between parallel lines to the toe of the new Pineville levee; all as is more particularly shown by plat of survey by Irion Lafargue, Registered Surveyor, dated September 14, 1954, blueprint of which said survey is hereto at tached and made part hereof and paraphed "Ne Varietur" for identification herewith, said property being that designated "W. E. Greer" on said plat; being that property acquired by Mrs. Hattie Burns Greer from Mrs. Alattie Burns Schaedel by deed dated March 21, 1944, recorded in Conveyance Book 289, page 4, records of Rapides Parish, Louisiana.

         Being property acquired by Central Louisiana Electric Company, Inc., from Mrs. Hattie Burns Greer and William E. Greer by deed dated September 17,1954, before John H. McSween, Notary Public for Parish of Rapides, recorded in Conveyance Book 468, page No. 610, records of Rapides Parish, Louisiana.

         Parcel 11. A certain lot or parcel of ground, together with all rights, ways and privileges thereto belonging, situated in the City of Pineville, Parish of Rapides, State of Louisiana, more particularly described as follows:

         Lot Two (2) of Block One (1) of the Holmes Subdivision, in Section 21, Township 4 North, Range 1 West, in said City of Pineville, Louisiana, as shown by plat of survey, of said Holmes Subdivision by Irion Lafargue, R. S., dated July 16, 1948, said lot having a frontage of 50 feet on LeBlanc Street, a depth on the side next to Lot One (1) of said Block One (1) of 155 feet, a depth on the side next to Lot Three (3) of said Block One (1) of 155.2 feet, and a width in the rear of 50 feet.

         Being property acquired by Central Louisiana Electric Company, Inc., from William E. Holmes et al by deed dated September 20, 1954, before John H. McSween, Notary Public, recorded in Conveyance Book 470, Page 75, records of Rapides Parish, Louisiana.

         Parcel 12. A certain piece, parcel or lot of ground, together with all buildings and improvements thereon, rights, ways, privileges and appurtenances thereto belonging, situated in the City of Pineville, Parish of Rapides, State of Louisiana, particularly described as follows:

         Start at the point in the Southwestern line of Greer Street where the Western line of Lot Seven (7) of the Mary Hunter David Subdivision No. 2 intersects said Southwestern line of Greer Street, and run thence North 52 degrees 34 minutes West along Greer Street and toward Sanders Street the distance of 270 feet to the point of beginning of the property herein described and conveyed; from said point of beginning continue North 52 degrees 34 minutes and est along Greer Street towards Sanders Street the distance of 83.2 feet; thence turn to the left with an interior angle of 94 degrees 35 minutes and run the distance of 64.7 feet to the toe of the new Pineville levee; thence turn to the left and run South 39 degrees 33 minutes East along the toe of the new levee the distance of 90.2 feet; thence turn to the left and run along the line dividing the property herein described and the property of Mrs. Mattie Burns Schaedel the distance of 82.8 feet to the point of beginning on the Southwestern line of Greer Street; said property being bounded in front by Greer Street, on the side towards Sanders Street by property of Ruby Bennett and the Levee Board, in the rear by the toe of the new Pineville levee, and on the other side by property of Mrs. Mattie Burns Schaedel, all as is more particularly shown by plat of survey by Irion Lafargue, R. S., dated September 14, 1954, said property being a portion of the property acquired by the said Mrs. Guy L. Hilborn as surviving widow in community and universal legatee of Richard O'Shee, as shown by judgment dated July 6,1920, recorded in Conveyance Book 197, Page 409, records of Rapides Parish, Louisiana.

         Being property acquired by Central Louisiana Electric Company, Inc., from Mrs. Guy L. Hilborn by deed dated September 17, 1954, before John H. McSween, Notary Public for Rapides Parish, recorded in Conveyance Book 468, page No. 611, records of Rapides Parish, Louisiana.

         Parcel 13. A certain lot of ground, with all buildings and improvements thereon, together with all rights, ways, privileges, servitudes and appurtenances thereunto appertaining, situated at the intersection of Corinne and Armentor Streets in the City of New Iberia, Parish of Iberia, State of Louisiana, containing and measuring fifty-four and 16 /100 (54.16) feet front on Corinne Street by a depth, between diverging lines, of one hundred thirty-four (134) feet, having a width across the rear of fifty-five (55) feet, bounded on the North by said Armentor Street, on the South by Lot 2 of Block F according to a plat of survey of the Armentor Subdivision by W. K. Frantz, C. E., dated December, 1935, of record in Miscellaneous Book 7, at folio 329 of the records of Iberia Parish, Louisiana, on the East by a portion of Lot 14 of said Block F, on the West by said Corinne Street, and being Lot 1 of said Block F of said Armentor Subdivision.

         Being the same property acquired by Ella Stansbury Delcambre and Michel Delcambre from Leon Meyers by act dated February 3rd, 1941, of record in Conveyance Book 141, at folio 51, under Entry No. 39210 of the records of Iberia Parish, Louisiana, the interest of Ella Stansbury Delcambre therein having been acquired by Michel Delcambre by act dated November 26th, 1947, of record in Conveyance Book 176, at folio 446, under Entry No. 73038 of the records of Iberia Parish, Louisiana.

         Being the same property acquired by George Gerlach from Michel Delcambre by deed dated November 2, 1954, before Jack J. Cousin, Notary Public for Parish of Iberia, recorded in Conveyance Book 250, Entry No. 93271, records of Iberia Parish, Louisiana.

         Being the same property transferred to Central Louisiana Electric Company, Inc., by George Gerlach, acting as agent of and purchasing for Central Louisiana Electric Company, Inc., by deed dated November 9. 1954, before Jack J. Cousin, Notary Public for Parish of Iberia, recorded in Conveyance Book 250, Entry No. 93272, records of Iberia Parish, Louisiana.

         B. The following described lease and easement, together with all buildings and improvements on the land subject thereto, and all machinery and equipment of every nature, kind and description presently located on or hereafter placed on the property subject to said lease and easement, to-wit:

         1. That certain lease granted by Mabry Chandler Lumber Company, Inc. to Central Louisiana Electric Company, Inc. dated June 28,

1954 by act before Bea Erwin, Notary Public for St. Tammany Parish, Louisiana, for the term of twenty-five years, recorded in Con. Book 222, page 96, records of St. Tammany Parish, Louisiana, the land subject to said lease being particularly described as follows: A thirty foot square of ground, located in
Section 35, T. 6 S., R. 11 E., Greensburg District, St. Tammany Parish, Louisiana, starting at the NW corner of said Section 35, being adjacent to
Section 26 and 42, and run S. 0(degree)15' E, 2,672.6 feet, thence N 86(degree)30' E, 1,366.3 feet, thence S 3(degree)30' W 10' to the NW corner of the leased property, the point of beginning. From said point of beginning so established, run S 2(degree)30' W 30 feet to an iron stake, thence S 86(degree)30' E 30 feet to an iron stake, thence N 3(degree) 30'E 30 feet to an iron stake, thence N 86(degree)30' W 30 feet to the point of beginning.

         There is located on the above described leased property, an electric substation.

         2. That certain right, privilege, easement or servitude granted by the Louisiana Board of Institutions to Central Louisiana Electric Company, Inc., by act dated September 20th, 1954, recorded in Conveyance Book 469, page 283, Records of Rapides Parish, Louisiana, under Filing No. 387323, to construct, operate, maintain, repair, replace or remove an electric substation on the following described property owned by Central Louisiana State Hospital situated in Rapides Parish, Louisiana, to-wit:

         A certain parcel of ground in Section 17, T. 4 N., R. 1 W., in the Parish of Rapides, State of Louisiana, particularly described as follows: Start at the point on the South line of Section 17, T. 4 N., R. 1 W., where the West line of the Huey P. Long Hospital property intersects said South line of said
Section 17, and run thence toward Red River on said Section line the distance of 503.651, more or less, on said South line of said Section 17, the point of beginning of the property herein described; thence continue along said South line of said Section 17 toward Red River the distance of 208.71 feet; thence turn at an angle of 900 to the right and run Northwesterly the distance of
208.71 feet; thence turn at an angle of 901 to the right and run Easterly the distance of 208.71 feet; thence turn at an angle of 900 to the right and run Southeasterly the distance of 208.71 feet to the point of beginning on the South line of said Section 17, T. 4 N., R. 1 IV., containing one (1) acre, more or less; all as more fully shown by plat attached to said act and made part thereof. Said servitude or easement being for such period of time as said property is used by the grantee, its successors or assigns, for the purposes set forth in said act.

         C. The following described gas pipe line:

         1. That certain gas pipe line consisting of approximately 20.4572 miles of 8-inch pipe in place, beginning at a point near The Texas Pipe Line Company's Station 8470+47 located in Section 13, Township 14 South, Range 9 East and ending at a point near The Texas Pipe Line Company's Station 9550+07 located in
Section 26, Township 16 South, Range 12 East, together with all fittings on said line and bulkhead crossing permits and the right to use the rights of way over which said pipe line is laid, and the right to use, enjoy and operate under such franchises and permits as have been granted by public bodies and governmental authorities with respect to said pipe line. All in the Parish of St. Mary, State of Louisiana. Acquired by Central Louisiana Electric Company, Inc. from The Texas Pipe Line Company by deed dated December 14, 1953, recorded in Conveyance Book 8-X, Entry No. 91,193, records of St. Mary Parish, State of Louisiana. Also
2.361 miles of 6-inch pipe line constructed by Central Louisiana Electric Company, Inc., beginning at Station 0+00 of The Texas Pipe Line Company's recycling plant at Bateman Lake in Section 16, Township 16 South, Range 12 East, and extending to a connection with the above described 8-inch pipe line at Station 124+66, and 1500 feet of 6-inch pipe line constructed by Central Louisiana Electric Company Inc., beginning at The Texas Pipe Line Company's Station 8470+47 in Section 13, Township 14 South, Range 9 East, and extending to the Teche generating station of said Central Louisiana Electric Company, Inc., in said Section 13, Township 14 South, Range 9 East, all in the Parish of St. Mary, State of Louisiana, together with all rights of way owned and held by Central Louisiana Electric Company, Inc. in, on or through which said pipe lines are laid, which grants of rights-of-way are duly recorded in the Conveyance Records of St.
Mary Parish, Louisiana.

         D. The following described franchises, grants, immunities, privileges and rights of the Company granted by the governing authorities of the cities, towns and parishes enumerated in the schedule below and all renewals, extensions and modifications of said franchises, grants, immunities, privileges and rights or any of them:

         1. Those certain franchises granted by the governing bodies of the following named towns and villages in the State of Louisiana, to-wit:

              (a) Electric franchise granted by the Village of Dry Prong to Central Louisiana Electric Company, Inc., by ordinance enacted August 4, 1952, for a term of 23 years.

              (b) Electric franchise granted by the Town of Glenmora to Central Louisiana Electric Company, Inc., by ordinance enacted August 10, 1954, for a term of 25 years.

              (c) Electric franchise granted by the Village of Rosepine to Central Louisiana Electric Company, Inc., by ordinance enacted July 3, 1952, for a term of 25 years.

         2. Those certain franchises granted by the governing bodies of the following named parishes in the State of Louisiana, to-wit:

              (a) Gas franchise granted by the Parish of Assumption to Central Louisiana Electric Company, Inc., by ordinance enacted October 13, 1953, for a term of 50 years.

              (b) Water franchise granted by the Parish of Calcasieu to Central Louisiana Electric Company, Inc., by ordinance enacted October 7, 1952, for a term of 25 years.

              (c) Electric franchise granted by the Parish of DeSoto to Central Louisiana Electric Company, Inc., by ordinance enacted August 14, 1952, for a term of 25 years.

              (d) Gas franchise granted by the Parish of Iberia to Central Louisiana Electric Company, Inc., by ordinance enacted November 12, 1953, for a term of 50 years.

              (e) Electric franchise granted by the Parish of Lafayette to Central Louisiana Electric Company, Inc., by ordinance enacted September 11, 1952, for a term of 99 years.

              (f) Gas franchise granted by the Parish of St. Mary to Central Louisiana Electric Company, Inc., by ordinance enacted November 12, 1953, for a term of 50 years.

              (g) Electric franchise granted by the Parish of St. 'Mary to Central Louisiana Electric Company, Inc., by ordinance enacted .May 14, 1954, for a term of 50 years.

              (h) Electric franchise granted to the Parish of St. Tammany to Central Louisiana Electric Company, Inc., by ordinance enacted August 21, 1932, for a term of 25 years.

              (i) Gas franchise granted by the Parish of Terrebonne to Central Louisiana Electric Company, Inc., by ordinance enacted November 14, 1933, for a term of 50 years.

              (j) Electric franchise granted by the Parish of Vermilion to Central Louisiana Electric Company, Inc., by ordinance enacted September 16, 1952, for a term of 25 years.

         E. The following described electric transmission lines:

              1. A 138 K`V transmission line commencing at Coughlin Generating Plant at St. Landry, Parish of Evangelize, State of Louisiana, and extending a distance of approximately fifty (50) miles, through the Parishes of Evangelize, St. Landry and Acadia, to the City of Crowley, Parish of Acadia, State of Louisiana.

              2. A 138 KV transmission line commencing at Shady Oaks, in the Parish of Rapides, State of Louisiana, and extending a distance of approximately ten (10) miles to Beaver Creek, in the Parish of Rapides, State of Louisiana, a connecting point with Louisiana Power & Light Company.

              3. A 138 KV transmission line commencing at Crowley, in the Parish of Acadia, State of Louisiana, and extending a distance of approximately forty-eight (48) miles, through the Parishes of Acadia, Vermilion and Iberia, State of Louisiana, to the City of Jeanerette, in the Parish of Iberia, State of Louisiana.

              4. A 138 KV transmission line commencing at Teche Generating Plant at Baldwin, in the Parish of St. Mary, State of Louisiana, extending a distance of approximately ten (10) miles, through the Parishes of St.'Mary and Iberia, State of Louisiana, to the City of Jeanerette, in the Parish of Iberia, State of Louisiana.

              5. A 138 KV transmission line commencing at a point on existing 138 K-V transmission line near Miller's Lake, in the Parish of Evangelize, State of Louisiana, and extending a distance of approximately fifty-two (52) miles, through the Parishes of Evangelize, Allen and Beauregard, to the Town of DeRidder, in the Parish of Beauregard, State of Louisiana.

                                       II.

         All real estate or interest therein, now owned or which may be hereafter acquired by the Company for use or which may be used by it in connection with its business as an electric, gas and water company, together with all of the right, title, and interest of the Company, now owned or hereafter acquired in and to any and all works, plants, buildings, structures, erections, and constructions now or hereafter placed upon any of the real estate mentioned, described or referred to as being subject to the lien of the Indenture, with the fixtures, tenements, hereditaments, and appurtenances thereunto appertaining or belonging.

                                       III

         The Following Described Property, Wherever Situate:

         First: The electric generating plants and electric transmission and/or distribution systems now or hereafter owned by the Company, and any electric generating plants and electric transmission and/or distribution systems hereafter constructed or acquired by the Company, and any additions to or extensions of any such existing or future electric generating plants and/or electric transmission and/or distribution systems, together with all engines, dynamos, motors, generators, boilers, turbines, pole lines, poles, wires, crossarms, insulators, transformers, meters, buildings, erections, structures, stations, substations, power houses, power producing and power transmitting equipment, water, water rights, water wheels, headworks, race-ways, hydraulics works, hydro-electric plants, cables, conduits, instruments, apparatus, appliances, machinery, facilities, fixtures and all other property used or provided for use in the construction, repair, maintenance and/or operation thereof, both that now owned and that which may be hereafter acquired by the Company, and together also with all the rights, privileges, franchises, easements, licenses, ordinances, rights of way, liberties, immunities and permits of the Company, howsoever conferred or acquired, and whether now owned or hereafter to be acquired, with respect to the construction, maintenance, repair and/or operation of said electric generating plants and electric transmission and/or distribution systems, and each of them, and any additions thereto and extensions thereof.

         Second: The gas generating plants, gas storage plants and gas gathering and/or transmission and/or distribution systems now owned by the Company, and any gas generating plants, gas storage plants and/or gas transmission and/or distribution systems hereafter constructed or acquired by the Company, and any additions to or extensions of any such existing or future plants and systems, together with the buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, pipe lines, connections, service pipes, meters, conduits, instruments, appliances, apparatus, facilities, machinery, fixtures and all other property used or provided for use in the construction, maintenance, repair and/or operation thereof, both that now owned and that which may be hereafter acquired by the Company, and together also with all rights, privileges, rights of way, franchises, licenses, easements, grants, liberties, immunities, permits and ordinances of the Company, howsoever conferred or acquired, and whether now owned or hereafter to be acquired, with respect to the construction, maintenance, repair, and/or operation of said gas generating plants, gas storage plants and gas gathering and/or transmission and/or distribution systems, and each of them, and any additions thereto and extensions thereof.

         Third: The waterworks plants and water distribution systems now owned by the Company, and any waterworks plants and/or waterworks distribution systems hereafter constructed or acquired by the Company together with the buildings, structures, erections, pumps, pumping machinery, reservoirs, filters, filter-galleries, chlorinating equipment, tanks, wells, water rights, water supply, water mains, hydrants, pipelines, service pipes, meters, standpipes, engine, boilers, apparatus, appliances, facilities, machinery, equipment, fixtures and all other property used or provided for use in the construction, maintenance, repair and/or operation thereof, both that now owned and that which may be hereafter acquired by the Company, and together also with all of the rights, privileges, rights of way, franchises, licenses, easements, permits, liberties, immunities, grants and ordinances of the Company, howsoever conferred or acquired, and whether now owned or hereafter to be acquired, with respect to the construction, maintenance, repair and operation of said plants and systems and each of them, and any additions thereto and extensions thereof.

         TO HAVE AND To HOLD all such properties, real, personal and mixed, granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors in the trust hereby created and its and their assigns forever;

         SUBJECT, HOWEVER, to existing leases, to easements and other rights of way for pole lines and other similar encumbrances and restrictions which the Company hereby certifies, in its judgment, do not impair the use of said property by the Company in its business, to liens securing indebtedness which has neither been assumed by the Company nor upon which it customarily pays interest charges, existing solely upon real property, or rights in and relating thereto, which real property or rights have been or may be acquired for right-of-way purposes, to liens of taxes and assessments for the current year and taxes and assessments not yet due, to alleys, streets and highways that may run across or encroach upon said lands, and to liens, if any, incidental to construction; and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in such deeds and other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any and all liens existing thereon at the time of such acquisition within the restrictions contained in the Indenture; and subject also to other liens and encumbrances of the character defined in the Indenture as "permitted liens" insofar as the same may attach to any of the property embraced herein:

         SAVING AND EXCEPTING, however, from the properties mortgaged and pledged by the Indenture (whether now owned by the Company or hereafter acquired by it) all bills, notes and accounts receivable, cash on hand and in bank, contracts, merchandise and appliances kept for purposes of sale, and all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein-other than any of the foregoing which may be hereafter specifically transferred or assigned to or pledged or deposited with the Trustee under the Indenture or required by the provisions of the Indenture so to be-and all office furniture and equipment, motor vehicles, tools, testing equipment and consumable materials and supplies; provided, however, that, if upon the happening of an event of default as in the Indenture defined, the Trustee or any receiver appointed under the Indenture shall enter upon and take possession of the mortgaged property, the Trustee or such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property described in this paragraph then on hand and use and administer the same to the extent as if such property were part of the mortgaged property, unless and until such event of default shall be remedied or waived and possession of the mortgaged property restored to the Company, its successors or assigns.

         ALSO, SAVING AND EXCEPTING, however, from the property hereby mortgaged and pledged:

         (a) All parcels of land now owned or hereafter acquired by the Company and not used by it or useful in connection with its business as an electric, gas or water company or as an electric, gas or water utility.

         (b) All machinery, equipment, fixtures, supplies and materials now used or hereafter acquired for use in connection with the ice and cold storage, ice cream and dairy business of the Company.

         (c) All motor vehicles now used or hereafter acquired for use in connection with the ice and cold storage, ice cream and dairy business of the Company, together with all tires, spare parts, materials and supplies appertaining thereto.

         (d) All machinery, equipment, fixtures, supplies and materials, now owned or hereafter acquired, not used by or useful to the Company in its business as an electric, gas or water company or as an electric, gas or water utility, not located on any parcel of real estate now owned or hereafter acquired, referred to as being subject to the lien of the Indenture.

         (e) All additions, improvements, betterments, extensions and replacements now or hereafter made to or acquired for or in connection with the property set forth in paragraphs (a), (b), (c) and (d) above.

         IN TRUST NEVERTHELESS, upon the terms and trusts herein and in the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture set forth;

         PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid the principal of and interest on all said bonds, together with the premium, if any, payable on such of said bonds as may have been called for redemption prior to maturity, or shall provide, as permitted by the Indenture, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal, interest and premium, if any, and if the Company shall also pay or cause to be paid all other sums payable under the Indenture by it, then the Indenture and the estate and rights thereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

         IT IS HEREBY FURTHER COVENANTED, DECLARED AND AGREED by and between the Company and the Trustee, for the benefit of those who shall hold said bonds and coupons or any of them, as follows:

                                   ARTICLE I.

                        DESCRIPTION OF BONDS OF SERIES F.

         SECTION 1.1. The sixth series of bonds to be issued under the Indenture and secured thereby is hereby created, which shall be designated, and distinguished from the bonds of all other series, by the title "First Mortgage Bonds, Series F, 3 1/4%", elsewhere herein referred to as the "bonds of Series F".

         Except as otherwise provided in Section 2.08 of the Indenture with respect to destroyed, lost or stolen bonds, the aggregate principal amount of the bonds of Series F which may be outstanding at any one time shall be $3,000,000.

         The bonds of Series F shall be dated, and shall bear interest from November 1, 1934, except as provided in Section 2.03 of the Indenture with respect to registered bonds without coupons, and shall be due November 1, 1984, and shall bear interest at the rate of three and one-quarter per centum (3 1/4%) per annum, payable semi-annually on the first day of Kay and the first day of November in each year, until they shall mature, according to their terms or on prior redemption or by declaration or otherwise, and at the rate of six per centum (6%) per annum on any overdue principal and premium (if any) and (to the extent permitted by law) on any overdue installment of interest. The principal of and the premium (if any) and the interest on the bonds of Series F shall be payable at the office or agency of the Company in the City of New Orleans, Louisiana, in such coin or currency of the United States of America as, at the time of payment, shall be legal tender for public and private debts.

         The bonds of Series F shall be redeemable, either at the option of the Company or pursuant to any provision of the Indenture requiring such redemption, either as a whole or in part from time to time, at any time prior to maturity, upon notice as provided in Section 8.02 of the Indenture, published in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, New York, and like publication in a similar newspaper of the City of New Orleans, at least once in each of four (4) successive calendar weeks upon any business day of each such calendar week, the first publication to be not less than thirty (30) days and not more than sixty (60) days before such redemption date (or upon mailing of such notice of redemption as provided in the first paragraph of Section 8.02 of the Indenture in the event such paragraph shall be applicable). If redeemed by the application of moneys in the Sinking Fund for bonds of Series F provided for in Article II of this Fourth Supplemental Indenture or moneys in the depreciation fund provided for in
Section 5.07 of the Indenture, or by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereof by any municipal corporation or other governmental subdivision or governmental body or public authority, the bonds of Series F are redeemable at the principal amount thereof, together with interest accrued to the date fixed for redemption, without premium. If redeemed otherwise than by the application of such moneys, the bonds of Series F are redeemable at the redemption price at the time applicable specified in the schedule contained in the form of coupon bond of Series F set forth in the recitals hereof, to-ether with interest accrued to the date fixed for redemption.

         Coupon bonds of Series F shall be issuable in the denomination of $1,000 and shall be registerable as to principal. Registered bonds without coupons of Series F shall be issuable in denominations of $1,000 and any multiple of $1,000. Bonds of Series F shall be interchangeable at the option of the holders thereof, in like aggregate principal amounts, coupon bonds for registered bonds without coupons, registered bonds without coupons for coupon bonds and the several denominations of registered bonds without coupons.

                                   ARTICLE II.

                       SINKING FUND FOR BONDS OF SERIES F.

         SECTION 2.1. The Company covenants and agrees that so long as any of the bonds of Series F shall be outstanding it will pay to the Trustee, as and for a sinking fund for the bonds of Series F, on the first clay of November in the year 1955 and on the first day of November in each year thereafter, an amount of cash equal to one per centum. (1%) of the greatest principal amount of bonds of Series F outstanding under the Indenture at any one time prior to the next preceding September 15; provided, however, that the amount of cash payable to the Trustee on any such November 1 pursuant to the provisions of this Section shall be reduced by an amount equal to the aggregate principal amount of bonds of Series F then being delivered by the Company to the Trustee, but no bonds of Series F shall be delivered to the Trustee which have not been sold in a bona fide transaction and reacquired by the Company.

         Cash paid to the Trustee pursuant to the provisions of this Section shall be applied by it as follows:

              (a) Upon the written notice by the Company to the Trustee given on or before September 15 in any year, beginning with the year 1955, specifying the amount of cash which the Company will pay to the Trustee on the next succeeding November 1 pursuant to this Section and requesting that it be used for the redemption of bonds, the Trustee shall, to the extent practicable, apply the cash received by it on the next succeeding November 1, to-ether with any other cash held by it on such September 15 under the provisions of this Section, to the redemption on such November I of bonds of Series F, in the manner and subject to the conditions provided in such bonds, in
         Article VIII of the Indenture and in Section 2.4 of this Fourth Supplemental Indenture; and for such purpose the Trustee may publish notice of redemption in the name of the Company or in its own name as Trustee.

              (b) If the Company shall not have given the notice referred to in the foregoing subdivision (a), the cash received by the Trustee on any November 1 pursuant to the provisions of this Section shall, upon request of the Company and to the extent practicable, be applied promptly by the Trustee to the purchase of bonds of Series F in accordance with the provisions of Section 8.06 of the Indenture.

              (c) If the Trustee on January 20 of any year shall hold cash under the provisions of this Section amounting to $15,000 or more (or any amount less than $15,000, if the Company so elects), the Trustee shall apply all cash, to the extent practicable. then held under the provisions of this Section to the redemption on the next succeeding March 1 of bonds of Series F, in the manner and subject to the conditions provided in such bonds, in Article VII of the Indenture and in Section 2.4 of this Fourth Supplemental Indenture; and for such purpose the Trustee may publish notice of redemption in the name of the Company or in its own name as Trustee.

         SECTION 2.2. The Company further covenants to pay to the Trustee, on demand, the compensation of the Trustee in administering the sinking fund as provided in this Article II, together with the Trustee's expenses, including cost of advertisement of redemption notices and any other advertisements and other lawful charges, if any, and any accrued interest and premium paid or payable with respect to any such bonds of Series F purchased or redeemed as provided for in Section 2.1 it being intended that the aforesaid compensation, expenses, charges, accrued interest and premium shall not be charged against sinking fund moneys.

         SECTION 2.3. All bonds of Series F delivered to the Trustee for the purpose of holding a credit pursuant to the provisions of Section 2.1, or purchased or redeemed pursuant to the provisions of Section 2.1, shall be forthwith cancelled by the Trustee, and such bonds shall not be reissued.

         SECTION 2.4. Notwithstanding any other provision of the Indenture, if less than all of the bonds of Series F outstanding are to be called for redemption, whether for the holding fund for bonds of Series F or otherwise, the Trustee shall select out of such bonds of Series F the particular coupon bonds and/or registered bonds without coupons and/or portions ($1,000 or any multiple thereof) of registered bonds without coupons so to be redeemed, in the following manner:

              (a) The Trustee shall first allocate the total principal amount of such bonds of Series F to be redeemed between

                  (i) coupon bonds of Series F not registered as to principal at the time outstanding, and

                  (ii) coupon bonds of Series F registered as to principal and registered bonds of Series F without coupons at the time outstanding,

         in proportion (to the nearest multiples of $1,000) to the respective aggregate principal amounts thereof at the time outstanding.

              (b) The Trustee shall then select, by lot according to such method as the Trustee in its discretion shall consider proper, in the principal amount determined as provided in paragraph (a) above, the particular coupon bonds of Series F not registered as to principal to be redeemed.

              (c) At the same time the Trustee shall select, in the principal amount determined as provided in paragraph (a) above, the coupon bonds of Series F registered as to principal and the registered bonds of Series F without coupons (or portions thereof) to be redeemed by allocating such principal amount so determined among the various registered owners of bonds of Series F in proportion to the respective aggregate principal amounts of bonds of Series F registered in their respective names, provided that

                  (i) the Trustee may in its discretion allocate an additional or lesser amount not exceeding $1,000 to any one or more of such registered owners to the end that the principal amount of bonds of Series F registered in the name of each such registered owner to be redeemed shall be $1,000 or a multiple thereof;

                  (ii) in making such allocation, if the aggregate principal amount of bonds of Series F registered in the name of any registered owner of bonds of Series F shall be $1,000, the Trustee shall not be required to allocate any portion of such principal amount to such registered owner;

                  (iii) the particular bonds and portions of particular bonds of
              Series F registered in the name of any registered owner to be redeemed shall be selected by the Trustee according to such method (which need not be by lot) as it in its discretion shall consider proper, avoiding, where proper and practicable to do so, the selection of portions of particular bonds of Series F rather than entire bonds of Series F for redemption; and

                  (iv) if any registered owner of more than one bond of Series F shall state in writing to the Trustee that it holds such bonds as nominee for more than one beneficial owner and shall have so requested by written notice to the Trustee, the respective bonds of Series F registered in the name of such owner shall be treated, for purposes of this Section 2.4, as owned by separate registered owners.

         In any selection of bonds of Series F by lot under this Section 2.4 which involves registered bonds of Series F, each registered bond without coupons shall be represented by a separate number for each $1,000 of its principal amount.

         The Trustee forthwith upon any selection of bonds of Series F for redemption as aforesaid shall give written notice to the Company describing the bonds of Series F (including any portion of registered bonds of Series F without coupons) selected for redemption as aforesaid.

                                  ARTICLE III.

                      ADDITIONAL COVENANTS OF THE COMPANY.

         SECTION 3.1. The Company covenants that, so long as any bonds of Series F are outstanding, it will not at any time declare or pay any dividend on its Common Stock or make any distribution to its Common Stockholders (other than dividends or distributions payable solely in its Common Stock) or purchase or otherwise acquire for value any of its Common Stock, except out of (1) earned surplus of the Company accumulated after December 31, 1949, plus (2) $530,000 of earned surplus accumulated prior to January 1, 1950 (such aggregate amount being hereinafter called "unrestricted earned surplus"), nor unless after the payment of such dividend or the making of such distribution, purchase or acquisition the sum of (a) the provision for property retirements or depreciation made by the company out of income or earned surplus, during the period from July 1, 1950, to the end of the calendar year next preceding the date of payment of such dividend or the making of such distribution, purchase or acquisition and (b) the unrestricted earned surplus, if any, of the Company shall be not less than the aggregate of the minimum provision for property retirements or depredation determined as provided in Section 1.05 of the Indenture, for the period from July 1, 1950, to the end of the calendar year next preceding the date of payment of such dividend or the making of such distribution, purchase or acquisition. For the purposes of this Section, the earned surplus of the Company accumulated after December 31, 1949, shall be determined in accordance with sound accounting practice, and, so long as and to the extent that there shall remain any earned surplus of the Company accumulated prior to January 1, 1950, other than unrestricted earned surplus, such amount shall be available for all surplus charges other than such dividends or the making of such distribution, purchase or acquisition.

         SECTION 3.2. The Company covenants that so long as any bonds are outstanding under the Original Indenture no Indenture or Indentures supplemental to the Original Indenture will be entered into by the Company unless such Supplemental Indenture shall contain provisions which are in compliance with the Trust Indenture Act of 1939 as then in effect; provided, however, that this provision shall not be effective and binding upon the Company if all of the bonds then outstanding and then to be issued under the Original Indenture as supplemented and amended by all other supplemental indentures and by such supplemental indenture then to be entered into, shall either be exempt securities as defined in the Trust Indenture Act of 1939 as then in effect, or are to be issued in a transaction exempt from the provisions of said Act.

         SECTION 3.3. The Company covenants that, so long as any bonds of Series F are outstanding, it will not convey or transfer any property which is subject to the lien of the Indenture to any affiliate of the Company except in accordance with the provisions of Article XIII of the Indenture or except such property as shall thereupon be released from the lien of the Indenture under the provisions of Article IX thereof.

         SECTION 3.4. The Company covenants that, so long as any bonds of Series F are outstanding, it will not at any time purchase or cause to be purchased any bond of any series outstanding under the Indenture at a price (including accrued interest, but not including brokerage charges) which is in excess of the current redemption price of such bond at the date of purchase if such bond is redeemable before maturity or, if it is not so redeemable, one hundred five per centum. (105%) of the principal amount of such bond, plus, in either case, accrued interest.

                                   ARTICLE IV.

                        AMENDMENT OF ORIGINAL INDENTURE.

      (Pursuant to Sub-Section (e) of Section 17.01 of Original Indenture)

         SECTION 4.1. Section 2.02 of the Original Indenture is hereby amended to read as follows:

              "SECTION 2.02. The bonds issued hereunder shall, from time to time, be executed on behalf of the Company by its President, or one of its Vice-Presidents, whose signature, except on bonds of Series A, bonds of Series B, bonds of Series C, bonds of Series D and bonds of Series E, may be facsimile, and its corporate seal shall be thereunto affixed or a facsimile thereof shall be printed or engraved thereon and attested by its Secretary or one of its Assistant Secretaries. Only such bonds as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee, shall be secured by this Indenture, or be entitled to any right or benefit hereunder. No bond and no coupon thereunto appertaining shall be or become valid or obligatory for any purpose until such certificate shall have been duly, executed on such bond. Such certificate by the Trustee upon any bond executed by the Company shall be conclusive evidence and the only competent evidence that the bond so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the security and benefit of this Indenture. The Trustee shall not authenticate or deliver any coupon bond until all matured coupons thereunto appertaining shall have been detached and canceled, except as otherwise provided in Section 2.03 hereof or permitted in Section 2.08 hereof. The coupons attached to coupon bonds shall bear the facsimile signature of the present Treasurer or of any future Treasurer of the Company, and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been such Treasurer, notwithstanding the fact that at the time when such coupon bonds shall be authenticated and delivered or disposed of he shall have ceased to be the Treasurer of the Company.

              "In case any officer of the Company who shall have signed any of the bonds or attested the seal thereon or whose facsimile signature appears on any bonds or coupons shall cease to be such officer before the bonds so signed or sealed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such bonds, nevertheless, may be authenticated and delivered or disposed of as though the person who signed such bonds or attested the seal thereon or whose facsimile signature appears on any bonds or coupons had not ceased to be such officer; and any bond may be signed on behalf of the Company and the seal of the Company may be attested by such persons, or the Company may adopt and use the facsimile signature or signatures of such persons, as, at the actual date of the execution of the bond, shall be the proper officer's of the Company, although at the date of such bond any such person was not such officer."

                                   ARTICLE V.

                                 MISCELLANEOUS.

         SECTION 5.1. The Company is lawfully seized and possessed of all the real estate, franchises and other property described or referred to in the Indenture as presently mortgaged and pledged thereunder, subject to the exceptions stated therein and except property which has been released from the lien of the Indenture in accordance with its terms, and upon the initial issue of bonds of Series F thereunder such real estate, franchises and other property will be free and clear of any lien prior to or on a parity with the lien of the Indenture except as set forth in the granting clauses of the Indenture and except permitted liens as therein defined, and the Company has good right and lawful authority to mortgage and pledge the same as provided in and by the Indenture.

         SECTION 5.2. As supplemented and amended by this Fourth Supplemental Indenture, the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, and the Third Supplemental Indenture are in all respects ratified and confirmed and said Original Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture and this Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 5.3. The Trustee assumes no duties, responsibilities or liabilities by reason of this Fourth Supplemental Indenture, other than as set forth in the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture and this Fourth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of its acceptance of the trust under the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture as fully as if said terms and conditions were herein set forth at length.

         SECTION 5.4. This Fourth Supplemental Indenture shall be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         SECTION 5.5. This Fourth Supplemental Indenture has been dated as of November 1, 1954, solely for convenience. The date of actual execution hereof by each of the parties hereto is the date shown by the acknowledgment of execution hereof by its officers.

         In Witness Whereof, CENTRAL LOUISIANA ELECTRIC COMPANY, INC. has caused this instrument to be signed in its corporate name by its President or one of its Vice-Presidents and sealed with the corporate seal attested by its Secretary or one of its Assistant Secretaries, and The National Bank of Commerce in New Orleans to evidence its acceptance of the trust hereby created as caused this instrument to be signed in its corporate name by one of its Vice-Presidents and sealed by its corporate seal attested by one of its Assistant Cashiers, all as of the day and year first above written.

                                      CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
[SEAL]
                                           By T. M. HAUER
Attest:                                                    Vice-President.

   T. P. STREET
                   Secretary.

 Signed, sealed, acknowledged and
delivered by CENTRAL LOUISIANA
ELECTRIC COMPANY, INC., in the
presence of:

   R. J. Emmer

   H. S. FORD
                                      THE NATIONAL BANK OF COMMERCE IN NEW
                                      ORLEANS
[SEAL]
                                           By  F. C. DOYLE
Attest:                                                    Vice-President.

   R. C. MORSE
               Assistant Cashier.

  Signed, sealed, acknowledged and
delivered by THE NATIONAL BANK OF
COMMERCE IN NEW ORLEANS in the
presence of:

    R. J. EMMER

    H. S.. FORD

STATE OF LOUISIANA
PARISH OF ORLEANS

         BE IT KNOWN, That on this 9th day of December, 1954, before me the undersigned, a Notary Public in and for said Parish and State, duly qualified and commissioned as such, personally appeared T. M. HAUER, a Vice-President and
T. P. STREET, Secretary of Central Louisiana Electric Company, Inc., the grantor in the foregoing instrument, to me personally known and known to me to be such officers, respectively, of such Company, and personally known to me to be the identical persons whose names are subscribed and affixed to the foregoing instrument as such officers, respectively, and who subscribed the name of the Company thereto, and in my presence and in the presence of the undersigned witnesses, of lawful age and domicile, severally acknowledged that the same is their respective, free and voluntary act and deed as such officers and the free and voluntary act and deed of said Company for the uses and purposes therein expressed; and the said persons being each by me duly and severally sworn as individuals did depose and say that they are such officers, respectively, of said Company; that they know the seal of said Company; that the seal affixed to the foregoing instrument was and is such corporate seal; that said seal was so affixed and said instrument was so signed on behalf of said Company by the order and authority of the Board of Directors of said Company; and that they signed their names thereto as such officers, respectively, of said Company by like authority.

         In Testimony Whereof, the said Appearers have hereunto signed their names on the day and date first hereinabove written, in the presence of R. J. EMMER and H. S. FORD, witnesses of lawful age and domicile, and of me, said Notary Public.

Witness:                                                     T. M. HAUER
                                                                Vice-President.
   R. J. EMMER
                                                             T. P. STREET
   H. S. FORD                                                         Secretary.

                                                             THOMAS F. JORDAN
[SEAL]                                                            Notary Public.

         My Commission expires at death or on removal from Office.

STATE OF LOUISIANA
PARISH OF ORLEANS

         BE IT KNOWN, That on this 9th day of December, 1954, before me the undersigned, a Notary Public in and for said Parish and State, duly qualified and commissioned as such, personally appeared FRANCIS C. DOYLE, a Vice-President and RICHARD C. MORSE, an Assistant Cashier of The National Bank of Commerce in New Orleans, a national banking association, duly organized and existing under the laws of the United States of America, Trustee under the foregoing instrument, to me personally known and known to me to be such officers, respectively, of said Bank, and personally known to me to be the identical persons whose names are subscribed and affixed to the foregoing instrument as such officers respectively, and who subscribed the name of the said Bank thereto, and in my presence and in the presence of the undersigned witnesses, of lawful age and domicile. severally acknowledge that the same is their respective, free and voluntary act and deed as such officers and the free and voluntary act and deed of said Bank for the uses and purposes therein expressed; and the said persons being each by me duly and severally sworn as individuals did depose and say that they are such officers, respectively, of said Bank; that they know the seal of said Bank, that the seal affixed to the foregoing instrument was and is such corporate seal; that said seal was so affixed and said instrument was so signed on behalf of said Bank by the order and authority of the Board of Directors of said Bank; and that they signed their names thereto as such officers, respectively, of said Bank by like authority.

         In Testimony Whereof, the said Appearers have hereunto signed their names on the day and date first hereinabove written, in the presence of R. J. EMMER and H. S. FORD, witnesses of lawful age and domicile, and of me, said Notary Public.

Witness:                                                   F. C. DOYLE
                                                              Vice-President.
         R. J. EMMER
                                                           R. C. MORSE
         H. S. FORD                                        Assistant Cashier.

                                                       THOMAS F. JORDAN
[SEAL]                                                      Notary Public.

            My Commission expires at death or on removal from Office.